                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                              WACHOVIA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   1) Title of each class of securities to which transaction applies:

________________________________________________________________________________


   2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


   4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


   5) Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

________________________________________________________________________________

   2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

   3) Filing Party:

________________________________________________________________________________

   4) Date Filed:

________________________________________________________________________________

THE FOLLOWING PROXY ANALYSIS REPORT FROM INSTITUTIONAL SHAREHOLDER SERVICES MAY BE FURNISHED TO SELECTED WACHOVIA SHAREHOLDERS FROM TIME TO TIME.


[THOMSON FINANCIAL LOGO]


--------------------------------------------------------------------------------
Proxy Analysis:

                                                                  WACHOVIA CORP.

     TICKER: WB

     PROXY CONTEST MEETING: August 3, 2001

     RECORD DATE: June 12, 2001

     SECURITY ID: 2749293 (SEDOL), 2931744 (SEDOL), 4270092 (SEDOL), 5721607
     (SEDOL), 929771103 (CUSIP), 929771AA1 (CUSIP), 929771AB9 (CUSIP), 929771AC7
     (CUSIP), 929771AD5 (CUSIP), 929771AE3 (CUSIP), 929771AF0 (CUSIP), 929771AG8
     (CUSIP), 929771AH6 (CUSIP), 929771AJ2 (CUSIP), 929771AK9 (CUSIP), 929771AL7
     (CUSIP), 929771AM5 (CUSIP), 929771AN3 (CUSIP), 929771AP8 (CUSIP), 929771AQ6
     (CUSIP), 929771AR4 (CUSIP), US9297711031 (ISIN), US929771AN34 (ISIN),
     US929771AQ64 (ISIN), US929771AR48 (ISIN)

--------------------------------------------------------------------------------
                                 MEETING AGENDA
--------------------------------------------------------------------------------
ITEM         CODE                PROPOSALS                 MGT. REC.    ISS REC.
================================================================================
[ ]1         M0405         Approve Merger Agreement          For          FOR
[ ]2         M0201         Elect Directors                   For          FOR
[ ]3         M0101         Ratify Auditors                   For          FOR
--------------------------------------------------------------------------------








================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 2
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--------------------------------------------------------------------------------
                                FINANCIAL SUMMARY
--------------------------------------------------------------------------------
INCOME STATEMENT SUMMARY (amounts in millions except per share data)
--------------------------------------------------------------------------------
                                    1998          1999          2000        ACG*
                                    ----          ----          ----        ----
NET INTEREST INCOME            $2,351.00     $2,470.00     $2,515.00       3.43%

NET INCOME                        874.00      1,011.00        832.00      -2.43%

EPS (BASIC)                         4.26          4.99          4.10      -1.90%

DIVIDEND                            1.86          2.06          2.28      10.72%
--------------------------------------------------------------------------------


------------------------
* Annual Compound Growth
Fiscal Year Ended: December 31
Source: Special Proxy Statement

--------------------------------------------------------------------------------
 PERFORMANCE SUMMARY
--------------------------------------------------------------------------------
                                               1-YEAR      3-YEAR       5-YEAR
                                               ------      ------       ------

TOTAL SHAREHOLDER RETURNS, COMPANY             -11.2%       -7.9%         8.0%

TOTAL SHAREHOLDER RETURNS, INDEX                -9.1%       12.3%        18.3%

TOTAL SHAREHOLDER RETURNS, PEER GROUP           20.1%        7.9%        21.0%


------------------------
Source: Special Proxy Statement

--------------------------------------------------------------------------------

     BUSINESS: Interstate bank holding company

     STATE OF INCORPORATION: North Carolina

     ACCOUNTANTS: Ernst & Young LLP





================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 3
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--------------------------------------------------------------------------------
                          CORPORATE GOVERNANCE PROFILE
--------------------------------------------------------------------------------
GOVERNANCE PROVISIONS
================================================================================

Blank check preferred stock (Charter)

D&O indemnification and liability protection for acts made in good faith

Classified board (Charter)

Director term limits that provide for mandatory retirement at age 67 (Bylaw)

Restrictions on shareholders' ability to remove directors with cause (67%)

No shareholder right to call a special meeting



================================================================================
GOVERNANCE MILESTONES
================================================================================

Adoption of officer and director stock ownership requirements



================================================================================
SEVERANCE AGREEMENTS
================================================================================

Pension parachutes, which provide accelerated pension benefits, triggered by a change in control

Golden parachute executive severance agreements triggered by a change-in-control



================================================================================
STATE STATUTES: NORTH CAROLINA
================================================================================

Control share acquisition

Fair price provision

Poison pill endorsement


--------------------------------------------------------------------------------



================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 4
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                DIRECTOR PROFILES
--------------------------------------------------------------------------------
                                                TERM        DIR.         NO
         NAME               CLASSIFICATION      ENDS       SINCE.       STOCK
================================================================================

NOMINEES

James S. Balloun                  IO            2004        1997

Peter C. Browning                 IO            2004        1997

W. Hayne Hipp                     IO            2004        1991

Lloyd U. Noland III               IO            2004        1997

Dona Davis Young                  IO            2004        2000



CONTINUING DIRECTORS

Leslie M. Baker, Jr.               I            2002        1993

F. Duane Ackerman                 IO            2003        2000

Robert A. Ingram                  IO            2003        1997

George R. Lewis                   IO            2003        1997

Thomas K. Hearn, Jr.              IO            2002        1990

Elizabeth Valk Long               IO            2002        1999

Morris W. Offit                    I            2002        1999

John C. Whitaker, Jr.             IO            2002        1996

John T. Casteen III               IO            2003        1997

George W. Henderson III           IO            2003        1997
--------------------------------------------------------------------------------

     CLASSIFIED BOARD: Yes           CEO AS CHAIRMAN: Yes

     CURRENT NOMINEES: 5             RETIRED CEO ON BOARD: No



================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 5
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
-----------------------------------------------------------------------------------------------
                                    COMPOSITION OF COMMITTEES
-----------------------------------------------------------------------------------------------
AUDIT                      TYPE     COMPENSATION          TYPE     NOMINATING             TYPE
-----------------------------------------------------------------------------------------------
F. Duane Ackerman           IO      Peter C. Browning      IO      Peter C. Browning       IO
Elizabeth Valk Long         IO      Robert A. Ingram       IO      Robert A. Ingram        IO
John T. Casteen III         IO      John C. Whitaker, Jr.  IO      John C. Whitaker, Jr.   IO
George W. Henderson III     IO
-----------------------------------------------------------------------------------------------


     COMMITTEE NAME ASSIGNED BY COMPANY:

     AUDIT: Audit Committee
     COMPENSATION: Management Resources and Compensation Committee
     NOMINATING: Corporate Governance and Nominating Committee















================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 6
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--------------------------------------------------------------------------------
                                 EQUITY CAPITAL
--------------------------------------------------------------------------------
TYPE                 VOTES PER SHARE            ISSUED            AUTHORIZED

Common stock              1.00               203,362,336         1,000,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OWNERSHIP - COMMON STOCK                  NUMBER OF SHARES        % OF CLASS
--------------------------------------------------------------------------------
Officers & Directors                         2,269,640               1.12

Institutions                               109,897,006              54.04
--------------------------------------------------------------------------------

------------------------
As of: June 12, 2001
Sources: Special Proxy Statement, Bloomberg Business News



[ ]  ITEM 1: APPROVE MERGER AGREEMENT

     PROXY CONTEST

     Wachovia Corp. has agreed to combine with First Union Corp. in a merger of equals (MOE) that would create the fourth-largest bank in the nation. At Wachovia's upcoming special meeting, shareholders are being asked to approve the merger, which management touts as immediately accretive and allowing shareholders to hold stock in a new entity that will be well-poised to excel in the today's evolving financial services market.

     In May, however, Wachovia's pending nuptials with First Union were disrupted by an interloper in the form of longtime Wachovia suitor SunTrust Banks, Inc. Long considered the most natural partner for Wachovia, SunTrust held merger discussions with Wachovia as recently as December 2000, although those talks ended without result. Following the surprise announcement of the Wachovia-First Union transaction, SunTrust on May 14, 2001, made a competing proposal, offering to acquire Wachovia in a $14.7 billion stock swap. Based on the value of SunTrust's shares on the date of SunTrust's hostile announcement, its offer represented a 16.7-percent premium over the then-present value of the First Union transaction.

     Wachovia's board and management have recommended the First Union merger to shareholders, who will vote on the transaction at the company's special meeting. SunTrust, however, is soliciting Wachovia shareholders to vote against the merger. The



================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 7
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     transaction requires the approval of a majority of Wachovia's outstanding common stock. As of June 12, 2001, Wachovia's officers and directors owned
     1.2 percent of the shares entitled to vote.

     BACKGROUND - DISCUSSIONS

     The current merger results from a periodic review of Wachovia's strategic alternatives that picked up steam in 2000. After years of periodic discussions with SunTrust about a possible "Coke and smoke" deal (alluding to Wachovia's and SunTrust's respective relationships with Philip Morris Capital Corp. and Coca Cola Co., respectively), the board in 2000 decided that while the company should continue to pursue its ongoing operating strategy, it should also examine the possibilities relating to a possible merger with either of First Union and SunTrust.

     Unsurprisingly, given the companies' long familiarity with one another, the SunTrust discussions appear to have enjoyed the early momentum. In December 2000, Wachovia and SunTrust engaged in serious discussions on a range of issues relating to a possible MOE of those two companies. In that transaction, SunTrust was to issue about 1.03 of its shares for each Wachovia share outstanding. L.M. "Bud" Baker, Wachovia's CEO and chairman, was to serve as the combined company's first CEO until 2002, and would have remained chairman until 2003.

     During the SunTrust discussions, Wachovia's management apparently made periodic reports to and consulted with the Executive Committee of the board, which consists of three independent directors and Mr. Baker himself. In mid-December, however, Mr. Baker and executive management informed the Executive Committee that they had terminated discussions with SunTrust. Management states that it had become increasingly concerned about negative trends in SunTrust's core earnings and, in particular, with SunTrust's "decentralized" operational model, which stands in stark contrast to Wachovia's own. The company's operating differences were particularly meaningful in the wealth and asset management business, which Wachovia had identified as a key driver for strategic growth. Whereas SunTrust's business was organized along geographical divisions, Wachovia felt that operations should be organized around particular products and services. Wachovia management apparently began to feel that the MOE that the two parties had originally contemplated was increasingly taking on the feel of an acquisition that would subvert Wachovia's core strategic objectives; therefore, on Dec. 14 Wachovia cancelled additional due diligence and ended discussions. Mr. Baker and management subsequently communicated their decision to Wachovia's board via telephone, and described their reasons for terminating discussions.

     The end of the SunTrust discussions gave added momentum to talks with First Union that had begun in late 2000, and led to a progressively more involved series of discussions


================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 8
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     through the early part of 2001. In the last stages of a restructuring that involved shedding non-core and money-losing operations and that management says is now complete, First Union offered Wachovia a tempting opportunity to bolster its position in the high-margin, high-growth asset management industry. In April, as the board was deliberating on final details of the proposed First Union merger, Mr. Baker and his CFO, Robert McCoy, received phone calls from their counterparts at SunTrust indicating that company's continued interest in doing a deal with Wachovia. At Wachovia's board meeting on April 15, 2001, Mr. Baker communicated the details of the SunTrust contacts to his board, which then unanimously approved the First Union merger agreement.

     One month later, SunTrust announced its unsolicited acquisition proposal and declared its intention to solicit proxies against the First Union merger. Wachovia's board held another series of meetings to consider SunTrust's offer, and on May 22, 2001, rejected the SunTrust proposal and reaffirmed its commitment to the First Union offer. This time, however, the vote was not unanimous. One director, Morris Offit, the CEO of Wachovia's asset management subsidiary, voted in favor of the SunTrust transaction. Mr. Offit contended that he and his fellow directors had lacked important information about SunTrust's interest at the time of the April vote to approve a merger with First Union.

     AMENDMENTS TO THE MERGER AGREEMENT

     With the announcement of SunTrust's active campaign to break up the Wachovia-First Union merger, various aspects of the pending deal have come under close scrutiny and, in some cases, criticism. To address certain critiques leveled against their merger agreement, Wachovia and First Union have announced three material amendments to their merger agreement over the past two months:

     On May 21, 2001, the companies adopted a change to the dividend payable to Wachovia shareholders after the merger. The amendment retained the provision for a one-time special dividend of $0.48 per Wachovia share to be paid at closing, but added an alternative mechanism by which Wachovia shareholders would receive special preferred shares in lieu of the one-time dividend. The preferred shares are designed to preserve Wachovia's $2.40 per share current dividend.

     The companies also announced that Mr. Baker had chosen to forego a planned enhancement of his retirement package, which would have paid about an additional $500,000 per year for life to Mr. Baker and his wife after his retirement. Mr. Baker now will retain the same pension benefits as he has at Wachovia, worth approximately $1.6 million per year for life.

     Finally, on May 29, 2001, the companies amended certain lock-up options they had exchanged to provide that the options could be exercised only with cash, readily


================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 9
--------------------------------------------------------------------------------

     marketable debt securities, or preferred stock with a fair market value equal to the exercise price of the options. SunTrust had argued that First Union could pay the exercise price of its option with distressed assets that could have had an adverse impact on Wachovia's value for another buyer. The companies also clarified that the maximum value either could realize via the exercise of the lock-up options is $780 million.

     LITIGATION AND LEGISLATIVE ACTIVITY

     Two other events in the history of this transaction bear attention. First, on June 4, 2001, SunTrust submitted a proposal to amend Wachovia's bylaws and allow shareholders to call special meetings. This was intended to open the door to calling a special meeting and electing dissident nominees to Wachovia's board if the First Union transaction was rejected and Wachovia continued to spurn SunTrust's offer. However, First Union effectively foreclosed the special meeting recourse by successfully lobbying the North Carolina legislature to change the law governing special meetings. Now, only a company's articles of incorporation may permit shareholders to call special meetings. The articles cannot be amended except with the consent of the board.

     Second, the North Carolina business court was recently asked to adjudicate the legality of the Wachovia-First Union lock-up options and the provision that precludes Wachovia from entering another agreement until January 2002. A key issue in the litigation was the question of whether Wachovia's board was fully informed when it approved the First Union agreement. Recently, the court affirmed the lock-up option but struck down the January 2002 lock-up period, opening the door for Wachovia to enter another agreement if the First Union merger is defeated.
















================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 10
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--------------------------------------------------------------------------------
                               TRANSACTION SUMMARY

     ACQUIRER: First Union Corp.
     TARGET: Wachovia Corp.
     TERMS: 2.0 shares of First Union common stock per Wachovia share
     VALUE OF TRANSACTION: Approximately $14.7 billion, or $70 per share based on First Union's current price
     FAIRNESS OPINION: Credit Suisse First Boston and Goldman Sachs
     ACCOUNTING TREATMENT: Purchase
     TAX STATUS: Tax-free to shareholders (see discussion below)
     WALKAWAY RIGHTS: Either party may terminate the merger if the transaction has not closed by Jan. 16, 2002. Although the original terms of the merger agreement provided that Wachovia could not do another deal before that time, even if its shareholders rejected the merger, a North Carolina court has struck down that provision.
     LOCK-UP PROVISION: The companies have exchanged stock options entitling each company to purchase up to 19.9 percent of the other's outstanding common stock at $59.482 per Wachovia share and $31.892 per First Union share, respectively. The options are only exercisable under certain circumstances and are intended to deter competing offers. The maximum profit that either party may realize via the exercise of the options is $780 million. At present, if First Union's option were triggered, it would be entitled to receive the maximum profit of $780 million.
     DISSENTERS' RIGHTS: Yes
--------------------------------------------------------------------------------

     PRO FORMA OWNERSHIP: As a result of the merger, Wachovia shareholders will in aggregate own approximately 30 percent of the combined company's common stock, while First Union shareholders will retain the other 70 percent.

     MANAGEMENT: The board will be evenly split between designees of the two companies, with Wachovia and First Union each naming nine directors to an 18-member board. Ken Thompson, First Union's chairman and CEO, will serve as CEO and president of the combined company. Mr. Baker, Wachovia's chairman and CEO, will serve as the combined company's executive chairman until 2004, when he step down in favor of Mr. Thompson.

     PRO FORMA FINANCIAL SUMMARY: The combined company would have had net interest income of $7.4 billion and net income of $92 million, respectively, for the year ended Dec. 31, 2000. As of March 31, 2001, New Wachovia would have had total assets of $245.5 billion, net assets of $15.8 billion, net loans of $119.9 billion, and deposits of $137.3 billion. Management believes that the transaction will be accretive to cash operating earnings per share beginning in 2002.





================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 11
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     The following table lists historical and pro forma financial information for Wachovia. The pro forma data assume an exchange ratio of 2.0 shares of First Union for each share of Wachovia

                                                                    PRO FORMA
                                           HISTORICAL               EQUIVALENT
                                           ----------               ----------
     EARNINGS PER SHARE:*                  $4.10                    $0.52
     DIVIDENDS PER SHARE:*                 $2.28                    See below
     BOOK VALUE PER SHARE:**               32.64                    $30.89
     *For the year ended Dec. 31, 2000
     **As of March 31, 2001

     Shareholders should note that the merger agreement provides two dividend alternatives, designed to allow shareholders to preserve their existing 2001 dividend of $2.40 per Wachovia share. Under the first option, shareholders will receive 2.0 shares of First Union common stock and will receive the standard annual dividend on those shares, currently $0.96 per share, plus a one-time special dividend of $0.48 per share, paid in cash at the time of closing. Shareholders will therefore receive a total of $2.40 in dividends this year, and in ensuing years will receive standard dividends on First Union's common stock. The special dividend will be taxable to shareholders.

     The second dividend option allows shareholders to receive shares of "dividend equalization" preferred stock (DEPs) in addition to their First Union common stock. The DEPs will pay a variable dividend sufficient to make the total dividend paid to former Wachovia shareholders equal to $2.40 per Wachovia share until such time as the standard First Union common stock dividend equals $1.20 per share (at a 2.0 exchange ratio, equivalent to $2.40 per Wachovia share). At that time, the DEPs will retire.

     VALUE OF OFFER: Based on First Union's current price, the offer price is approximately $70.00 per share, or a premium of 16.3 percent over the closing price of Wachovia's common stock on the last trading day prior to the merger announcement. The offer price represents a 5.6-percent premium based on Wachovia's average closing price for the five-day period beginning 60 days prior to the announcement.

     FAIRNESS OPINION: Credit Suisse First Boston (CSFB)and Goldman Sachs, Wachovia's financial advisors, determined that the transaction was fair to shareholders from a financial point of view.

     ANALYSES PERFORMED: Among other analyses, the advisors performed discounted cash flow analysis, a review of merger premiums in comparable transactions, comparable company analysis, contribution analysis, and precedent transaction analysis.



================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 12
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     METHOD                                  VALUE                 OFFER PRICE

     Discounted cash flow - $ per Wachovia share
        CSFB                            $59.47 to 67.29            within range
        Goldman Sachs                  $51.82 to $81.47            within range

     Contribution analysis - Implied exchange ratio
       Goldman Sachs                    1.50 to 2.24x              within range

     Comparable transactions (MOEs) - Implied premiums
       CSFB                             -2% to 21%                 within range
       Goldman Sachs                     0% to 13%                 within range

     ASSUMPTIONS: In conducting its discounted cash flow analysis, Goldman Sachs used discount rates ranging from 11 to 13 percent and 2006 terminal price to earnings multiples ranging from 9x to 13x. CSFB used an 11 percent discount rate and terminal value multiples from 10 to 12x.

     PAYMENT TO FINANCIAL ADVISOR: Wachovia has agreed to pay CSFB $30 million for advisory services related to the merger, $20 million of which is contingent upon consummation of the transaction. CSFB acted as Wachovia's lead advisor in connection with the merger, and has provided paid advisory services to the company in the past. Goldman Sachs was retained to provide an additional opinion upon the receipt of SunTrust's unsolicited acquisition proposal on May 14, 2001. Wachovia will pay Goldman Sachs an opinion fee of $5 million, plus an additional fee of $15 million upon the acquisition of any party of at least 50 percent of Wachovia's stock. Goldman Sachs has provided investment banking services to both First Union and Wachovia in the past.

     CONFLICT OF INTERESTS OF OFFICERS AND DIRECTORS: Certain officers and directors may receive benefits from the merger that could conflict with the interests of shareholders, including contracts for continued employment with the combined company, bonuses, or severance payments. Mr. Baker will receive an annual salary of at least $1 million per year for the duration of his service as chairman of the combined company. In addition, Wachovia officers and directors will be eligible receive up to $70 million in severance benefits and supplemental retirement payments upon consummation of the merger. The severance benefits will become payable if the covered officers' employment terminates within three years of closing.

     COMPARATIVE SHAREHOLDER RIGHTS: If the merger is consummated, Wachovia shareholders will receive First Union common stock and therefore will be subject to that company's corporate governance provisions. Although both institutions are incorporated in North Carolina, there are certain differences in the charters and bylaws of the two




================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
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     companies that could have a significant impact on shareholders' rights. The salient differences in shareholder rights between the two companies are listed below:

                        CERTIFICATE AND BYLAW DIFFERENCES

    WACHOVIA                                                        WACHOVIA - FIRST UNION COMBINED
    --------                                                        -------------------------------
    o Covered by North Carolina's control share                     o Opts out of North Carolina's control share
    acquisition statute, which denies voting rights to shares       acquisition statute
    acquired in excess of specified thresholds

    o Fair price provision requiring supermajority                  o No fair price provision
    approval of certain mergers with 10% shareholders

    o Shareholders may remove directors only for cause and          o Shareholders may remove directors only for cause,
    with 66.7% shareholder vote requirement.                        by simple majority vote.

    o No special director vote provisions                           o Supermajority (75%) board vote needed to remove Mr.
                                                                    Baker from the chairmanship or Mr. Thomson from CEO
                                                                    position, to modify Mr. Baker's or Mr. Thompson's employment agreements, or to change director nominating procedures

    o No poison pill                                                o Poison pill with 10% threshold











================================================================================
Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
                                                       Phone: 301/545-4555

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 14
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     ANALYSIS

     In evaluating the First Union-Wachovia position in this contest, ISS met with Messrs. Baker and Thompson and their respective management teams. In addition, we spoke with five of Wachovia's independent directors to assess the board's role in approving the merger with First Union. On SunTrust's side, we met with Phil Humann, chairman and CEO of the company, and the senior management team of SunTrust.

     On balance, we believe that Wachovia shareholders would be best served voting in favor of the pending First Union transaction. In our judgment, SunTrust has failed to make a sufficient case for rejecting the proposed deal on any of the three substantive questions facing Wachovia shareholders: First, is the short-term economic premium offered by the SunTrust deal sufficiently attractive to reject the First Union merger? In the alternative, is a Wachovia-SunTrust combination demonstrably more attractive than the First Union merger from a longer-term, strategic perspective? And finally, is the First Union deal irreparably tainted by process irregularities or governance improprieties that require redress and therefore compel the merger's rejection? Because we answer each of these questions in the negative, we conclude that shareholders should affirm the recommendation of Wachovia's board and management and support the MOE.


     IMMEDIATE ECONOMIC PREMIUM

     From day one, the central pillar of SunTrust's competing bid has been the premium it offers Wachovia shareholders over and above the value of the First Union MOE. Based on SunTrust and First Union's respective closing prices on the last day of trading before SunTrust's May announcement, SunTrust's offer represented a premium of 17 percent to the First Union deal price (this figure excludes the one-time special dividend payable to Wachovia shareholders in the MOE). This meant that on the day of closing, SunTrust's proposed deal would have given Wachovia shareholders $10.02 more per share than the First Union MOE, reflecting an aggregate difference of $2.1 billion between the two transactions.

     As both of the would-be mergers are all-stock affairs, however, the difference, or "spread" between the two transactions has fluctuated on a daily basis with the movements of the First Union and SunTrust stock prices. SunTrust has not benefited from these movements--in the first week after SunTrust's unsolicited proposal, the spread had narrowed to 6.5 percent (based on the average closing prices of First Union and SunTrust shares during that week) as investors hedged against the expectation that Mr. Humann would be compelled to sweeten his price in order to prevail. Furthermore, this narrowed spread has proved hard to budge--notwithstanding Mr. Human's periodic remonstrations


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     that SunTrust will not add to the pot, the spread has lingered in the low single digits for much of the past two months (during the five weeks from June 11 through July 13, 2001, the average weekly spreads ranged from 1.0 percent to 2.1 percent). Only SunTrust's most recent proclamation that it will stand pat, arriving a mere two weeks before Wachovia's meeting, has finally compelled the market to react. After Mr. Humann emphatically promised to stand firm in "read my lips" fashion on Monday, July 16, SunTrust's stock enjoyed two up days, widening the spread to 6.6 percent by the market's close on Wednesday.

     As of July 20, the last day of trading prior to release of this report, the spread stood at 6.2 percent. SunTrust maintains that this difference is sufficient to compel voting against the MOE, so that Wachovia may field higher premium offers from a host of interested parties that will presumably continue to include both First Union and SunTrust. Based on two factors, however, we are not convinced by SunTrust's argument. First, it is not clear how sustainable even today's modest spread really is.

     While SunTrust argues that recent strength in its stock price is the result of investor confidence that the company will not "overpay" for Wachovia, it is equally possible that investors have concluded that SunTrust will not "pay" anything at all--that is, that SunTrust's failure to sweeten its offer has doomed its bid for Wachovia. If the latter scenario is correct, one can assume that SunTrust's stock (and, correspondingly, the premium) will come under pressure again if the First Union deal is rejected and SunTrust reemerges as an buyer. Indeed, given the bidding war that SunTrust predicts would follow a vote against the MOE, it is hard to imagine how SunTrust's stock would not suffer such pressure again.

     While it is impossible to ascertain with certainty the reasons behind last week's spread movements, SunTrust's recent stock price movements appear to support the suggestion that shareholders have written SunTrust's proposal off. On Tuesday, when the pending North Carolina ruling still proffered hope for a SunTrust victory, SunTrust's price dipped, and by contrast, after the Friday morning ruling rejected SunTrust's bid to strike down the lock-up options, SunTrust's price rebounded. We believe it is fair to conclude that a rejection of the First Union merger would likely push SunTrust's stock price down, though the magnitude of any such change is not determinable.

     Is the uncertain prospect of a six- to seven-percent premium worth casting away the "bird in the hand," then? If Wachovia were truly selling itself, perhaps the answer would be yes--in a sale, dollars per share is (arguably) the only important consideration, and even another $1.00 per share is worth pursuing. The record of the last several months, however, confirms what Wachovia told ISS directly--the bank is not "for sale," and the board does not feel that an auction of the company is either necessary or warranted at this time. Indeed, Wachovia's December 2000 negotiations with SunTrust contemplated a MOE


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     transaction, not an acquisition of one company by the other. In that respect, the December 2000 transaction was similar to the present First Union deal. While MOEs are notoriously hard to define--MOE is more a term of art than a scientific description--it appears fair to conclude that Wachovia has all along sought something more along the lines of a "strategic partnership"--a transaction designed to enhance Wachovia's market position, growth potential, and operating strategy, and thereby generate long-range shareholder value--than a one-time sale designed to maximize immediate shareholder returns. In this light, the board's decision to demur on a SunTrust bid that offers marginally greater immediate value but (in Wachovia's judgment) less long-term potential seems plainly justifiable.

     LONG-TERM STRATEGIC MERITS

     Since the First Union and SunTrust deals are both denominated in stock, Wachovia shareholders will continue to hold an equity stake in the combined company. This fact occasions an additional evaluation of which possible combination--Wachovia-First Union or Wachovia-SunTrust--offers more attractive prospects as a continuing, long-term investment.

     As an initial matter, SunTrust faces a difficult hurdle here. SunTrust has taken upon itself the formidable task of arguing the strategic superiority of Wachovia-SunTrust when all that we have to judge either deal is each management team's respective (1) past results and (2) future projections. Both of these measures are notoriously imperfect predictors of actual future performance, so arriving at a definitive winner on this point is difficult absent one party or the other's relying on grossly untenable claims. The burden of proof is clearly SunTrust's, however; since there is little reason for shareholders to reject the pending merger and disrupt the progress made to date if SunTrust cannot demonstrate a material difference between its merger and First Union's.

     First Union and SunTrust trade broadsides on a myriad of points. Each argues that integrating Wachovia will be problematic for the other. First Union points out that Wachovia will be a huge acquisition for SunTrust--bigger than any other buy in SunTrust history--and argues that integration will be even more problematic in the wake of a "hostile" acquisition in which Wachovia management would not be available to significantly aid the process. Wachovia's board and management also note that SunTrust plans to adopt Wachovia's computer and data systems rather than retaining its own--this conversion process, Wachovia argues, would entail additional risks. For its part, SunTrust points to First Union's checkered acquisition history, most notably First Union's 1998 acquisition of CoreStates Financial Corp. Continuing problems at CoreStates forced First Union to repeatedly lower earnings expectations in 1999, cutting First Union's stock price in half that year. SunTrust also points out that a combined Wachovia-First Union would expect to close about 300 branches and cut 7,000 positions--numbers about double what


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     SunTrust projects should it prevail. The size and scope of such cuts, in
     SunTrust's view, are proportionate to the risks involved.

     The combatants also exchange a fusillade of financial data, ratios, and projections, each striving to land the GAAP equivalent of a knockout blow to the other's transaction. First Union and Wachovia point to the higher cost savings they project from their combination ($890 million annually beginning in 2004, versus SunTrust's $500 million projection for its proposed deal) to argue the superiority of their offer. This is the flip-side of the integration issue that cuts SunTrust's way--because First Union and Wachovia have much more geographic overlap, there is more room to close branches, decrease staffing, and cut costs. Wachovia also avers that First Union offers greater strength in the high-growth asset management business that Wachovia's board has identified as a key to future growth. First Union's trust and asset management business has grown revenues at a compound annual rate of 28 percent since 1999, according to Wachovia's calculations, versus a 1.2-percent decline in SunTrust's comparable businesses over the same span. SunTrust rejoins by pointing to First Union's uneven history--over the last five years, First Union has taken over $7 billion in special charges, primarily due to the company's recent restructuring efforts. SunTrust's stock has crushed First Union's in shareholder returns, yielding a five-year return of over 100 percent versus First Union's 35 percent.

     At the end of the day, it is hard to pick a winner and a loser from the respective sides in the strategic synergies debate. Neither company's projections of earnings growth, dividends, and cost savings are clearly untenable, and reasonable investors can fairly believe either or both parties' projections. Furthermore, while First Union's experience with CoreStates is sobering, First Union has since undergone a restructuring under its new CEO, Ken Thomson, and appears to have learned from the lessons of the previous transaction. Indeed, First Union repeatedly stressed to ISS the difference between its purchase of CoreStates, which was consummated at too high a price, and the low-premium merger of equals with Wachovia. First Union plans to integrate Wachovia over three years, in contrast with the accelerated timetable that was forced on the company in the CoreStates example.

     In sum, both Wachovia-First Union and Wachovia-SunTrust would have unique strengths and weaknesses, but it is far from clear that one transaction is a "sure thing" and the other a sure loser. How to choose between the two transactions, then? Traditionally, such tough decisions are made by the board and management, who generally know far more about the company than most shareholders and who spend far more of their time preparing to make such a decision. Indeed, one of the fundamental reasons for hiring professional management and retaining experienced directors is to retain on shareholders' behalf the expertise to help choose among various strategic alternatives, more than one of which may have merit. According to Wachovia and First Union, it is exactly such a decision that


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     Wachovia's board has made--after exhaustively considering the pros and cons of deals with both SunTrust and First Union, the board decided on the latter.

     CORPORATE GOVERNANCE AND PROCEDURAL ISSUES

     The third prong of SunTrust's argument attacks exactly on this front--the determination first by Wachovia's management, then by the board, that the company should merge with First Union rather than SunTrust. Maintaining that Wachovia's decision-making process was irreparably tainted, first by management's conflicts of interest, then by the board's ignorance of or indifference to material facts, SunTrust argues that Wachovia's shareholders should veto the MOE and remand the issue for reconsideration by the board.

      The most significant of SunTrust's contentions--certainly, the allegation that, if confirmed, would almost single-handedly compel shareholders to reject the First Union merger, whatever its merits--is the assertion that Wachovia's board was denied important facts that would have influenced its decision to merge with First Union had such facts been disclosed. SunTrust relies substantially on the testimony of Mr. Offit, the only Wachovia director who dissented from the board's May rejection of SunTrust's unsolicited bid. In deposition testimony offered at the North Carolina judicial proceeding last week, Mr. Offit maintained that neither he nor most of the other independent directors were ever made aware of the financial terms of the SunTrust deal that was discussed in December 2000. Nor, for that matter, were any board members other than a select coterie of directors comprising Wachovia's Executive Committee, and perhaps one or two others, given any forewarning of the pending termination of discussions with SunTrust in December. Instead, they were given only after-the fact notice that talks had been ended by Mr. Baker for reasons relating to basic incompatibilities of the two institutions' operating strategies. SunTrust also points out that the independent directors were never shown certain reports, prepared by Wachovia's investment bankers, which weighed the relative strengths and weaknesses of combinations with SunTrust and First Union and whose conclusions, SunTrust maintains, would have caused the board to regard a combination with SunTrust more favorably.

     Operating without material knowledge of the value of SunTrust's December 2000 offer, then, Wachovia's board was physically incapable of making an informed decision when it approved the First Union deal in April 2001. SunTrust avers that although Wachovia's directors were informed of Mr. Humann's phone call to Mr. Baker on the day before they met to approve the deal, the directors could not properly interpret that call absent the proper context in which to place it. Specifically, if SunTrust had made an offer in December, been rejected, and subsequently called Mr. Baker seeking to reopen discussions in April, it stands to reason that SunTrust would be willing to add value to its original proposal. Without knowing the terms of the December deal, however, Wachovia's board


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     was unaware of the potential value of the SunTrust alternative when it signed off on the First Union merger in April 2001.

     SunTrust also argues that Wachovia's board was not adequately informed of Mr. Baker's compensation arrangements under the First Union deal, including the since-retracted package of retirement benefits, nor of the operation of the lock-up options, which translated to a break-up fee substantially above the industry norm that would become payable to First Union if Wachovia backed out of the MOE. Based on these factors, SunTrust maintains that Wachovia's board cannot have made a reasoned choice between SunTrust and First Union, and its decision deserves no deference from shareholders accustomed to relying on directors' best judgment.

     Because of the significance we attach to the questions of what the board knew and when it knew it, ISS waited for the North Carolina court's ruling to inform our evaluation of this issue. Based on its review of deposition transcripts and other factual records that were not available to ISS, the court found that Wachovia's board was "an informed, independent, fully functional, intelligent, engaged and knowledgeable board." This conforms with what we were told by the five independent Wachovia directors we were able to interview, all of whom assured us that they were aware of the "financial terms" contemplated by the December 2000 transaction and of the material provisions of the First Union merger agreement executed in April of this year. Therefore, we are unable to conclude that Wachovia's board was as starved for information as SunTrust alleges, solely on the basis of the testimony of one dissenting director.

     SunTrust urges that shareholders hold Wachovia's board to a higher standard than did the court. Even if the board acted "legally," in the court's view, it may not have acted with enough information or sufficient diligence to warrant knee-jerk support by Wachovia's shareholders. We are sympathetic to this argument--certainly, many practices that are decidedly adverse from a corporate governance standpoint are nonetheless legal. However, we ultimately cannot conclude that Wachovia's board was so uninformed as to call its judgment into question. Although Mr. Baker and his board may not have lived up to the ideal of "perfect governance" over the past several months (prudence may have counseled the appointment of an independent committee of directors to consider the company's alternatives, and it certainly would not have hurt to engage the directors more actively during the December discussions with SunTrust instead of merely providing an "after-the-fact" accounting of the talks) it appears clear that Wachovia's board had at hand enough of the facts to make a reasoned decision to proceed with First Union in April 2001. The board knew that management had held in-depth talks with SunTrust in December, knew the reasons for the cancellation of those talks, and knew that Mr. Humann had called Mr. Baker, obviously in the hopes of renewing merger discussions, the day before it approved the First Union combination. Furthermore, given Mr. Baker's reasons for ending the SunTrust discussions, it is not surprising that the board may have regarded even the


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     prospect of a mildly sweetened price as not sufficiently attractive to warrant delaying the deal with First Union and renegotiating with an inferior strategic partner. We conclude that Wachovia's board was adequately informed when it made its decision, and that its decision appears supportable given the fact that the company was seeking a long-term strategic partner rather than a one-time sale at a moderate premium.

     Finally, SunTrust takes aim at several other facets of the First Union transaction that may cause concern from a governance perspective. Most provocatively, Wachovia commiserated with First Union in lobbying the North Carolina legislature to bar bylaw provisions allowing shareholders to call special meetings. This successful effort not only made it impossible for Wachovia's shareholders to call a special meeting if the present merger is rejected, thereby denying SunTrust an important recourse if Wachovia's board adopted a "just say no" defense to its bid, but also expropriated the rights of shareholders of every company in the state of North Carolina. SunTrust also points to the value of the lock-up option Wachovia gave to First Union, which at $780 million, or about six percent of the deal value, represents perhaps an all-time high for banking mergers. The value of such an option must be effectively paid by any third-party acquirer of Wachovia, and therefore reduces a third party bidder's offer by a corresponding amount. Other targets of SunTrust's ire include a lock-up provision that prohibited Wachovia from doing a deal with another party, even if the merger is rejected, until January 2002 (which was struck down by the North Carolina court last week), a provision that originally allowed the exercise price of the option to be paid in the form of distressed loans or other undesirable assets (this provision was subsequently amended by Wachovia and First Union after criticism from the street), and a boost to Mr. Baker's retirement package that was also repealed after investor complaints.

     While we share SunTrust's dissatisfaction with the North Carolina law change and sympathize with its suspicion of overly severe lock-up arrangements, we do not believe that these governance transgressions warrant rejecting the First Union merger. While the management of Wachovia and First Union arguably deserve their share of finger wagging, it is not in shareholders' best interests to vote down an important strategic transaction--likely, the most important strategic transaction in Wachovia's history--merely in order to signal displeasure with certain governance missteps that have had no evident impact on shareholders' ability to vote on the current deal (notwithstanding the value of the lock-up option, for instance, SunTrust is still at the table with its bid today). Furthermore, Wachovia has taken steps, albeit belatedly, to redress some of the problems listed above, amending Mr. Baker's retirement package and the terms of the lock-up option. Wachovia and First Union have also committed to provide shareholders of the combined company the right to call special meetings, and Wachovia has promised to amend its certificate to confer such a right on shareholders at next year's annual meeting if the First Union merger is rejected. While only half-steps, these measures offer some hope that the board's more aggressive efforts to "lock up" the First Union deal were merely the product of temporary


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     over-enthusiasm for a combination First Union rather than a reflection of a more enduring indifference to principles of good governance.

     CONCLUSION

     We conclude that the merger agreement executed by Wachovia and First Union deserves shareholder support. While the competing SunTrust offer represents a modest premium to the value of a merger with First Union, we do not believe that a mere six percent extra per share paid in stock, a far more volatile currency than cash, can offset the compelling strategic rationale cited by Wachovia's management for combining with First Union. Furthermore, the weight of the evidence suggests that Wachovia's board was adequately informed when it approved the MOE agreement. In the absence of a proposal that offers a substantial short-term premium or a clearly more compelling strategic position than does the First Union deal, therefore, we believe that shareholders are best served trusting the judgment of their directors, of whom 13 (of 15) are independent.

     We recommend a vote FOR Item 1.


[ ]  ITEM 2: ELECT DIRECTORS

     Wachovia Corp. classifies its 15 directors into three director classes. This proposal seeks election of five directors for three-year terms expiring in 2004. Dona Davis Young is a new director nominee.

     The full board comprises two insiders and 13 independent outsiders. The Audit Committee comprises four independent outsiders. The Management Resources and Compensation Committee comprises three independent outsiders. The Corporate Governance and Nominating Committee comprises three independent outsiders. Thomas Hearn, Jr., and W. Hayne Hipp, independent outside directors, have served on the board for a period of ten years or more.

     - We support the independent nature of the key board committees, which include no insiders or affiliated outsiders.

     We recommend a vote FOR Item 2.




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Wachovia Corp. o July 23, 2001       (Copyright) 2001, Institutional Shareholder
Ram Kumar, Senior Analyst                              Services
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[ ]  ITEM 3: RATIFY AUDITORS

     The board recommends that Ernst & Young LLP be approved as the company's independent accounting firm for the coming year.

     We recommend a vote FOR Item 3.



                            -------------------------



     COMPANY SOLICITOR: MacKenzie Partners, Inc. (212) 929-5500

     SHAREHOLDER PROPOSAL DEADLINE: November 19, 2001

     This proxy analysis has not been submitted to, or received approval from, the Securities and Exchange Commission. While ISS exercised due care in compiling this analysis, we make no warranty, express or implied, regarding the accuracy, completeness, or usefulness of this information and assume no liability with respect to the consequences of relying on this information for investment or other purposes.





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     Vote Record Form:
                                                   WACHOVIA CORP.

     TICKER: WB, WB (NONE)

     PROXY CONTEST MEETING: August 3, 2001          RECORD DATE: June 12, 2001

     ACCOUNT ID CODE:                               SHARES HELD ON RECORD DATE:

     SHARES VOTED:                                  DATE VOTED:

--------------------------------------------------------------------------------
                                 MEETING AGENDA
--------------------------------------------------------------------------------
 ITEM      CODE        PROPOSALS                MGT. REC.   ISS REC.  VOTE CAST
================================================================================
[ ]1      M0405     Approve Merger Agreement       For        FOR
--------------------------------------------------------------------------------
[ ]2      M0201     Elect Directors                For        FOR
--------------------------------------------------------------------------------
[ ]3      M0101     Ratify Auditors                For        FOR
--------------------------------------------------------------------------------